Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of May 28, 2020 (this “Amendment”) and effective as of April 1, 2020 (the “Effective Date”), by and between TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, TPG RE Finance 11, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of May 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Repurchase Documents pursuant to that certain Amended and Restated Guarantee Agreement, dated as of May 4, 2018 (as heretofore amended, restated, supplemented or otherwise modified, the “Guaranty”), from Guarantor to Buyer; and

WHEREAS, Guarantor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1.    Amendment of Guaranty. Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified with retroactive effect effective as of the Effective Date as follows:

(a)    Section 1 of the Guaranty is hereby amended by inserting the following new definitions in correct alphabetical order:

““CECL Reserve” means, with respect to any Person and as of a particular date, all amounts determined in accordance with GAAP under ASU 2016-13 and recorded on the balance sheet of such Person and its consolidated Subsidiaries as of such date.

“Equity Adjustment” means, with respect to Guarantor and its Subsidiaries on a consolidated basis and as of a particular date, the sum of all CECL Reserves and any loan loss reserves, write-downs, impairments or realized losses taken against the value of any assets of Guarantor or its Subsidiaries from and after April 1, 2020 as of such date; provided, however, in no event shall Equity Adjustment exceed the amount of (a) Total Equity of Guarantor less (b) the product of Total Indebtedness of Guarantor multiplied by twenty-five percent (25%).

“First Amendment Effective Date” means April 1, 2020.

“Total Adjusted Equity” means, with respect to any Person, as of any date of determination, Total Equity of such Person as of such date plus Equity Adjustment for such Person as of such date.”

(b)    Section 1 of the Guaranty is hereby amended by deleting and replacing the definitions of “Tangible Net Worth” and “Total Equity” in their entirety with the following:

““Tangible Net Worth” means, with respect to any Person, as of any date of determination, on a consolidated basis, (a) the total tangible assets of such Person, less (b) the total liabilities of such Person, in each case, on or as of such date and as determined in accordance with GAAP.”

“Total Equity” means, as of any date of determination, (a) with respect to any Person, the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, and (b) with respect to Guarantor, (i) the sum of all shareholder equity of Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (ii) the Class B Preferred Equity issued to PE Holder, L.L.C. by Sponsor pursuant to the Investment Agreement dated as of May 28, 2020, between Sponsor and PE Holder, L.L.C., and held by PE Holder, L.L.C. or its Affiliates, or any assignee or transferee thereof.”

(c)    Section 9(a) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“(a)     Guarantor hereby covenants and agrees that, at all times until all Repurchase Obligations have been paid in full, Guarantor shall not, with respect to itself and its Subsidiaries on a consolidated basis, directly or indirectly:

(i)    permit the ratio of Total Indebtedness to Total Adjusted Equity at any time to exceed 3.5 to 1.0;

(ii)    permit Liquidity at any time to be less than the greater of (A) Ten Million and No/100 Dollars ($10,000,000.00) and (B) 5.0% of Guarantor’s Recourse Indebtedness;

(iii)    permit Tangible Net Worth at any time to be less than the sum of (A) $1,100,000,000.00, plus (B) seventy-five percent (75%) of the proceeds of all equity issuances (net of underwriting discounts and commissions, and other out-of-pocket expenses related to such equity issuances) made by Guarantor or Sponsor, without duplication, after the First Amendment Effective Date; and

(iv)    as of any date of determination, permit the ratio of (A) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (B) Interest Expense for such period to be less than (x) if such date of determination is a date prior to the First Amendment Effective Date or from and after December 2, 2020, 1.5 to 1.0, and (y) if such date of determination is a date from and after the First Amendment Effective Date but prior to December 2, 2020, 1.4 to 1.0.”

2.    Amendment of Repurchase Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Repurchase Documents to the “Guarantee Agreement” shall be deemed to refer to the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3.    Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) after giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Guaranty on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under Repurchase Documents has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 8 of the Guaranty are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

4.    Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) by facsimile or email transmission shall be effective as delivery of a manually executed original counterpart thereof.

5.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6.    Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

7.    No Novation, Effect of Amendment. The parties hereto have entered into this Amendment solely to amend the terms of the Guaranty and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.

8.    Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms, including, for the avoidance of doubt, Section 9(c) of the Guaranty.

9.    Repurchase Agreement, Guaranty and Repurchase Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Repurchase Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis
Name:	Allen Lewis
Title:	Managing Director

[Signature Page to First Amendment to Amended and Restated Guarantee Agreement]

GUARANTOR:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

Acknowledged and Agreed as of the date first set forth above:

SELLER:

TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

[Signature Page to First Amendment to Amended and Restated Guarantee Agreement]